Exhibit 2.2

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"ORGANOVO ACQUISITION CORP.", A DELAWARE CORPORATION, WITH AND INTO "ORGANOVO, INC." UNDER THE NAME OF "ORGANOVO, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE EIGHTH DAY OF FEBRUARY, A.D. 2012, AT 4:15 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4337432 8100M 120141440	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of Stae AUTHENTICATON: 9352655 DATE: 02-08-12
You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 05:00 M 02/08/2012 FILED 04:15 PM 02/08/2012 SRV 120141440 - 4337432 FILE

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Organovo, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Organovo Acquisition Corp., a Delaware corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is Organovo, Inc., a Delaware corporation,

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective upon filing with the Secretary of State of the State of Delaware.

SIXTH: The Agreement of Merger is on file at 5871 Oberlin Drive, Suite 150, San Diego, CA 92121, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 8th day of February, 2012.

By:	/s/ Keith Murphy
Authorized Officer

Name:	Keith Murphy
Print or Type

Title:	President